SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2005

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02 Results of Operations and Financial Condition.

On October 19, 2005, Ambac Financial Group, Inc. (the “Registrant”) issued a press release containing unaudited interim financial information and accompanying discussion for the 2005 third quarter and nine month earnings. Exhibit 99.08 is a copy of such press release and is incorporated by reference.

The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.08, shall be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended.

Item 7.01 Regulation FD Disclosure

The Registrant has posted on its website updated information as of September 30, 2005 relating to Ambac’s exposure resulting from Hurricane Katrina.

The disclosure includes six tables. Table I is a breakout of Ambac’s Hurricane Katrina loss provision as of September 30, 2005. In determining our loss estimate, our analysis has considered the unprecedented nature of the disaster, including the displacement of the communities’ residents, and the unique aspects of each insured bond, such as the nature of the revenue source, the level of debt service reserves, if any, and other transaction protections. Ambac’s estimate of losses related to the hurricane was made without regard to any potential, federal, state or local government assistance to individual municipalities or institutions. The credit loss estimation process involves the exercise of considerable judgment. Due to the nature of the loss reserve estimate, Ambac’s ultimate actual loss associated with the hurricane may be materially different than the current estimate and thereby may affect future operating results. As of September 30, 2005, all of the credits included in the provision are classified as Public Finance, however, none are healthcare related. Ambac does not have material exposure to credits adversely affected by Hurricane Rita.

Table II is information related to Ambac’s Public Finance exposure to FEMA-designated counties within the three states – Louisiana, Mississippi and Alabama, broken out by bond type, including our exposure to the region of Greater New Orleans separately. Table III lists Ambac’s exposure to the three New Orleans parishes that make up Greater New Orleans. Table IV lists Ambac’s exposure to investor-owned utilities within all counties of the three affected states. It is too early to determine the effect the storm will have on the underlying credit quality of the Public Finance and IOU exposures within these states. All of the Ambac-insured hospitals in the region are currently up and running.

Included within the Tables V and VI is information related to Ambac’s estimated current exposures to asset-backed bonds collateralized by mortgages on residential homes and manufactured housing located in the FEMA-designated counties and New Orleans. The amounts shown represent the estimated portions of larger, geographically diversified securitizations. Ambac does not have exposure to manufactured housing securitizations in Greater New Orleans. The impact on each transaction will be affected by the concentration of loans within the three states, the level of flood/hurricane or other insurance coverage on impacted homes within the pool and the amount of federal relief provided, if any. It is too early to determine the effect the storm will have on our MBS/MH exposures within these three states.

The complete disclosure relating to Ambac’s Hurricane Katrina exposure is included in Exhibit 99.09 attached hereto and is posted on Ambac’s website www.ambac.com. Ambac will periodically update its website as additional information becomes available.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Item
99.08	Press Release dated October 19, 2005.

99.09	Disclosure on Hurricane Katrina as posted on Ambac’s website as of September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated: October 19, 2005

	By:	/s/ Sean T. Leonard
Sean T. Leonard
Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.08	Unaudited interim financial statements and accompanying discussion for the three and nine months ended September 30, 2005 contained in the press release issued by the Registrant on October 19, 2005.

99.09	Updated information as of September 30, 2005 regarding Ambac’s exposure resulting from Hurricane Katrina.